EXHIBIT 99.1

ROYALTY MANAGEMENT CORPORATION TO BECOME PUBLICLY LISTED THROUGH MERGER WITH AMERICAN ACQUISITION OPPORTUNITY INC.

RMC is the next-generation royalty company focused on expanding its current cashflow and revenue streams by identifying undervalued assets while constructively supporting communities

The transaction positions RMC to capitalize on organic and inorganic growth opportunities with the goal of paying dividends from cashflow as early as 2023

AMAO is an operator-led Special Purpose Acquisition Corporation focused on building value through social and positive environmental outcomes

RMC and AMAO will host a joint investor conference call on Thursday July 7th, 2022 at 10:30 AM ET to discuss the proposed transaction.

FISHERS, IN / June 28, 2022 / American Acquisition Opportunity Inc. (Nasdaq: AMAOU) (the “Company”) announced today that Royalty Management Co (“RMC”), an innovative royalty company and American Acquisition Opportunity Inc (“AMAO”) (Nasdaq: AMAO), a publicly-traded special purpose acquisition company, had entered into a definitive agreement that will result in RMC becoming a publicly listed company. Upon closing of the transaction, the combined company will be named Royalty Management Company and expects to be listed on the Nasdaq Stock Market under the ticker symbol “RMCO.” The resulting company will continue to be based in Fishers, Indiana and will be led by a diverse board of innovators in mineral, agriculture, natural resources, intellectual property and energy transition sectors.

Mark Jensen, Chief Executive Officer of AMAO, said, “Our focus for AMAO was to partner with a dynamic cash flowing company that didn’t require a complicated or highly dilutive financing as part of the de-SPAC process in order to thrive on its own as a public company. We evaluated over 50 targets during our process and went to in-depth analysis on over five targets. Once we reduced the size of capital in trust, we gained a significant amount of flexibility to focus on opportunities that better fit our intended thesis that we believe will be accretive to our shareholders. We also wanted to invest in a company that understood the importance of generating strong returns in today’s market without the immediate need for raising capital while also having a vision on how to grow the business in line with how the economy and world markets are trending. RMC fits this mold with how it is transforming the royalty industry, focusing on current cash flow while creating a broad funnel of future long-term royalty streams in transitionary industries. We are excited to create this synergistic relationship between RMC and AMAO so that the combined company can continue to build on its impressive growth trajectory as a public company and deliver both yield and growth to our shareholders.”

Leading Royalty Company Focused on Sustainable Outcomes for all Stakeholders

Founded in 2021, RMC is changing the way operators and investors view royalty streams. The world is changing, and the monetization of more diverse revenue streams is needed as well. RMC focuses on current revenue streams through undervalued resources that fit today’s infrastructure market while making investments in assets that fit tomorrow’s electrification, mineral resources and infrastructure needs. Additionally, RMC looks at all ways to monetize end of life assets through sustainable development and stakeholder engagement to generate solid cash flow streams while also driving communities forward.

RMC’s long-term recurring revenue streams are based on three pillars; natural resources & land assets, sustainable assets and intellectual property and digital assets.

Resources & Land: Acquire assets and or rights for the development of critical and rare earth element, metallurgical carbon for steel and specialty alloy metals, traditional resource deposits and land resources that can be proven out and monetized for current and long-term cash flow streams.

Sustainable Assets: Invest in sustainable revenue streams that have the ability to monetize unique aspects of property and land through innovation where others have traditionally focused only on legacy revenue streams. RMC targets water, agriculture, sustainable timber and sustainable building solutions through long term financial structures.

Intellectual Property & Digital Assets: Acquire the rights to intellectual property, patents and the development or sponsor of data centers which capitalize on the digital and data-oriented transition of many industries. These investments are focused on generating long term cash flow streams from new and existing technology.

 Transaction Overview

The business combination values RMC at an implied $111 million pro forma enterprise value, at a price of $10.00 per share, assuming no redemptions by AMAO shareholders. The boards of directors of AMAO and RMC have approved the proposed transaction, which is expected to be completed in the fourth quarter of 2022, subject to, among other things, the approval by AMAO’s stockholders and by RMC’s shareholders and the satisfaction or waiver of other customary closing conditions. The transaction will result in gross proceeds of approximately $16 million to RMC (assuming no redemptions by AMAO stockholders and prior to the payment of transaction expenses).

Additional information about the proposed transaction, including a copy of the merger agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by AMAO with the Securities and Exchange Commission and available at https://www.sec.gov/.

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Financial Scale with Track Record of Rapid Growth

Since RMC’s inception in 2021, the company has grown revenue, cash flow and has a growing backlog of attractive near-term cash flow-oriented growth opportunities. This growth has been achieved while generating free cash flow and profitability. Through this transaction, RMC will have operational and financial flexibility to take advantage of opportunities as they present themselves that can further drive shareholder value. The strength of RMC’s financial performance reduces the need for a separate PIPE transaction, which can often times complicate a balance sheet or capital structure.

Advisors

EF Hutton, division of Benchmark Investments, LLC, is serving as capital markets advisor and served as underwriter for AMAO’s initial public offering in March 2021. Loeb & Loeb, LLP is serving as legal advisor to AMAO. Law Office of Clifford J. Hunt, P.A. is serving as SEC legal advisor to RMC and Barnes & Thornburg LLP is serving as Indiana corporate law advisor to RMC.

Investor Conference Call Information

RMC and AMAO will host a joint investor conference call on Thursday July 7th, 2022 at 10:30 AM ET to discuss the proposed transaction. To listen to the prepared remarks, dial 1-877-407-4019 (U.S.) and reference the American Acquisition Opportunity (AMAO) Merger Call.

About Royalty Management Corporation

Royalty Management Corporation is a royalty company building shareholder value to benefit both its shareholders and communities by acquiring and developing high value assets in a sustainable market environment. The model is to acquire and structure cashflow streams around assets that can support the communities by monetizing the current existing cash flow streams while identifying transitionary cash flow from the assets for the future.

About American Acquisition Opportunity Inc.

American Acquisition Opportunity Inc. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. While the Company is able to evaluate opportunities in many sectors, it intends to focus its search on land and resource holding companies. The Company’s units, common stock and warrants are listed on the Nasdaq Capital Market.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those that will be set forth in the “Risk Factors” section of the Company’s registration statement and proxy statement/prospectus to be filed with the SEC. Copies will be available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Important Information for Investors and Stockholders

This document relates to a proposed transaction between the Company and RMC. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor will there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Company intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of the Company, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all of the Company’s stockholders. The Company also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of the Company are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and RMC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. A list of the names of the directors and executive officers of the Company and RMC and information regarding their interests in the proposed transaction will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Company Contact:

Kirk P. Taylor, CPA

President & Chief Financial Officer

(317) 855-9926

SOURCE: American Acquisition Opportunity Inc.

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